Exhibit 5.1
[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]
August 14, 2009
AMB Property Corporation
AMB Property, L.P.
Pier 1, Bay 1
San Francisco, CA 94111

Re:	AMB Property Corporation, a Maryland corporation (the “Company”); AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”)— Registration Statement on Form S-3 pertaining to an unspecified number of senior or subordinated debt securities of the Operating Partnership (the “Debt Securities”) being registered for possible issuance from time to time at indeterminate prices and guarantees of the Debt Securities by the Company (“Guarantees”)
Ladies and Gentlemen:
          We have acted as Maryland corporate counsel to the Company in connection with the registration of the Debt Securities and the Guarantees (collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), by the Operating Partnership and the Company pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about August 14, 2009 (the “Registration Statement”). With respect to such matters, the Company acts in its individual capacity and in its capacity as general partner of the Operating Partnership. You have requested our opinion with respect to the matters set forth below.
          In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
(i)	the corporate charter of the Company (the “Charter”), represented by Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the “Department”) on November 24, 1997, Articles of Merger filed with the Department on November 24, 1997, Articles of Merger filed with the Department on November 26, 1997, Articles Supplementary filed with the Department on July 23, 1998 (the “July 1998 Articles Supplementary”), Articles Supplementary filed with the Department on November 12, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
AMB Property, L.P.
August 14, 2009

the Department on March 18, 1999, correcting the July 1998 Articles Supplementary, Articles Supplementary filed with the Department on May 5, 1999, Articles Supplementary filed with the Department on August 31, 1999, Articles Supplementary filed with the Department on March 23, 2000, Articles Supplementary filed with the Department on August 30, 2000, Articles Supplementary filed with the Department on September 1, 2000, Articles Supplementary filed with the Department on March 21, 2001, Articles Supplementary filed with the Department on September 24, 2001, Articles Supplementary filed with the Department on December 6, 2001, Articles Supplementary filed with the Department on April 17, 2002, Articles Supplementary filed with the Department on August 7, 2002, Articles Supplementary filed with the Department on August 7, 2002, Articles Supplementary filed with the Department on June 20, 2003, Articles Supplementary filed with the Department on November 24, 2003; Articles Supplementary filed with the Department on December 8, 2003; Articles Supplementary filed with the Department on December 12, 2005; Articles Supplementary filed with the Department on February 17, 2006; Articles Supplementary filed with the Department on March 22, 2006; Articles Supplementary filed with the Department on August 24, 2006, Articles Supplementary filed with the Department on October 3, 2006, Articles Supplementary filed with the Department on February 22, 2007 and Articles Supplementary filed with the Department on May 15, 2007;

(ii)	the Bylaws of the Company, as adopted on November 24, 1997, as amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999, the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001, the Third Amended and Restated Bylaws of the Company, on or as of May 15, 2003, the Fourth Amended and Restated Bylaws of the Company, on or as of August 16, 2004, the Fifth Amended and Restated Bylaws of the Company, on or as of February 16, 2007, and the Sixth Amended and Restated Bylaws of the Company, on or as of September 23, 2008 (the “Bylaws”);

(iii)	the Written Organizational Action of the Board of Directors of the Company, dated as of November 24, 1997 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on or as of December 11, 2008 (the “Directors’ Resolutions”);

(v)	the Twelfth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of August 25, 2006 (the “Partnership Agreement”);

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
AMB Property, L.P.
August 14, 2009

(vi)	a certificate of Tamra D. Browne, Senior Vice President, General Counsel and Secretary of the Company, dated as of August 14, 2009 (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, the Directors’ Resolutions and the Partnership Agreement are true, correct and complete, and that the Charter and the Bylaws have not been rescinded or modified and are in full force and effect as of the date of the Officer’s Certificate;

(vii)	a certificate of the Department as to the good standing of the Company, dated as of a recent date;

(viii)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act; and

(ix)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.
          In reaching the opinions set forth below, we have assumed the following:
(a)	each person executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Directors including, but not limited

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
AMB Property, L.P.
August 14, 2009

to, the adoption of all resolutions and the taking of all action necessary to authorize the issuance and sale of the Securities and the making of the Guarantees in accordance with the procedures set forth below, have occurred or will occur at duly called meetings at which a quorum of the incumbent directors of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e)	none of the terms of any of the Securities, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities nor the compliance by the Company with the terms of any such Securities or agreements will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(f)	the form of certificate or other instrument or document representing the Securities will conform in all respects to the requirements applicable under Maryland law; and

(g)	that certain Indenture dated as of June 30, 1998, by and among the Operating Partnership, the Company and State Street Bank and Trust Company of California, N.A. (the “Indenture”), will be in full force and effect on the date subsequent to the date hereof on which any of the Debt Securities are issued and thereafter for so long as such Debt Securities are outstanding.
          Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:
          Upon (a) due authorization by the Board of Directors of the issuance, execution and delivery by the Company in its capacity as general partner of the Operating Partnership of the Debt Securities and the execution and delivery by the Company in its individual capacity and in its capacity as general partner of the Operating Partnership and on behalf of the Operating Partnership, as the case may be, of the Guarantees and/or any necessary and appropriate supplements, amendments or modifications to the Indenture (inclusive therein of Guarantees providing for the guaranty by the Company of the obligations of the Operating Partnership under the Debt Securities) (collectively, the “Supplements”); and (b) the establishment of the terms, conditions and provisions of the Debt Securities, the Guarantees and the Supplements by the Board of Directors or a duly authorized officer of the Company, acting on behalf of the Company in its individual capacity or in its capacity as general

BALLARD SPAHR ANDREWS & INGERSOLL, LLP
AMB Property Corporation
AMB Property, L.P.
August 14, 2009

partner of the Operating Partnership, as the case may be: the execution, delivery and performance of the Indenture as supplemented, amended or modified by the Supplements (inclusive of the Guarantees provided for therein) and the Guarantees will have been duly authorized by all necessary corporate action on the part of the Company acting in its individual capacity and in its capacity as general partner of the Operating Partnership, as the case may be, and the issuance of the Debt Securities will have been duly authorized by all necessary corporate action on the part of the Company acting in its capacity as general partner of the Operating Partnership.
          This opinion is limited to the present corporation laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein. Without limiting the generality of the foregoing, we express no opinion with respect to any federal or state securities laws or with respect to the action required for the Operating Partnership to authorize, execute or deliver any of the Securities or any other document, instrument or agreement.
          The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.
          We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled “Legal Matters”. In giving these consents, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.
          The opinions expressed in this letter are for your use and the use of your securities counsel, Latham & Watkins LLP, in connection with the filing of the Registration Statement and the rendering of opinions by Latham & Watkins LLP in connection therewith, and may not be relied upon by you or Latham & Watkins LLP for any other purpose, without our prior written consent.
Very truly yours,
/s/ Ballard Spahr Andrews & Ingersoll, LLP